UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2018, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), TD Group and certain subsidiaries of TransDigm entered into the Refinancing Facility Agreement (the “Refinancing Agreement”) relating to the Second Amended and Restated Credit Agreement, dated June 4, 2014 (as amended by Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated June 9, 2016, Amendment No. 2 to the Second Amended and Restated Credit Agreement, dated March 6, 2017, Amendment No. 3 and Incremental Term Loan Assumption Agreement, dated August 22, 2017, Amendment No. 4 and Refinancing Facility Agreement, dated November 30, 2017, and as further amended by the Refinancing Agreement, the “Credit Agreement”), with Credit Suisse AG, as administrative agent and collateral agent (the “Agent”), and the other agents and lenders named therein. Pursuant to the Refinancing Agreement, TransDigm, among other things, incurred (i) new tranche G term loans (the “New Tranche G Term Loans”) in an aggregate principal amount equal to $1,809 million and (ii) repaid in full all of the existing tranche G term loans outstanding under the Credit Agreement immediately prior to the Refinancing Agreement. The New Tranche G Term Loans were fully drawn on February 22, 2018. The interest rates per annum applicable to the New Tranche G Term Loans will be either (i) LIBOR plus 2.5% or (ii) a base rate plus 1.5%. The other terms and conditions, including the maturity date, that apply to the New Tranche G Term Loans are substantially the same as the terms and conditions that applied to the tranche G term loans immediately prior to the Refinancing Agreement.

The lenders and agents or their affiliates under the Refinancing Agreement have in the past provided, and may in the future provide, advisory and other services to, or engage in transactions with, TransDigm and TD Group and receive customary compensation therefor.

The above summary of the Refinancing Agreement is qualified in its entirety by reference to the Refinancing Agreement, which is attached hereto as 10.1, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Refinancing Facility Agreement, dated as of February 22, 2018, relating to the Second Amended and Restated Credit Agreement, dated as of June 4, 2014, among TransDigm Inc., TransDigm Group Incorporated, each subsidiary of TransDigm Inc. party thereto, the lenders party thereto, and Credit Suisse AG, as administrative agent and collateral agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ James Skulina
James Skulina
Executive Vice President and Interim Chief Financial Officer

Date: February 22, 2018